UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 2, 2014

First Community Corporation

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-28344	57-1010751
(Commission File Number)	(IRS Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of principal executive offices)	(Zip Code)

(803) 951-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events

On January 2, 2014, First Community Corporation (“First Community”), the holding company for First Community Bank, announced that it is commencing the mailing to its shareholders of the definitive joint proxy statement/prospectus for the proposed merger of First Community and Savannah River Financial Corporation (“Savannah River”), the holding company for Savannah River Banking Company.  Shareholders of First Community are being asked to approve the issuance of shares of common stock of First Community as merger consideration, and First Community will hold a special meeting of its shareholders for this purpose on January 29, 2014, at 10:00 a.m., local time, at First Community Bank, Administrative Building, 2nd Floor, 5455 Sunset Blvd., Lexington, South Carolina 29072.

Similarly, shareholders of Savannah River are being asked to approve the merger agreement, and Savannah River will also hold a special meeting of its shareholders for this purpose, on January 29, 2014, at 10:00 a.m., local time, at the Augusta Country Club in Augusta, Georgia.

All bank regulatory approvals required for the merger have been obtained. The South Carolina State Board of Financial Institutions and the FDIC have each granted their approval of the merger of Savannah River Banking Company with and into First Community Bank, and the Federal Reserve has confirmed its non-objection to characterization of the merger as a “waiver transaction” and to the consummation of the merger without a formal application.

“We are excited that the merger of the two banks has already received the necessary bank regulatory approvals, and we look forward to obtaining the approvals of our shareholders and moving forward with the combination of our organizations,” said First Community President and CEO, Michael C. “Mike” Crapps.  “This is a comfortable extension of First Community into a contiguous county, and beyond in Augusta.  The Central Savannah River Area (CSRA) and the midlands of South Carolina have many economic similarities, and both are experiencing nice momentum in business growth.  More importantly, we are excited to partner with the Savannah River Banking Company team.  The Board of Directors, CEO Randy Potter, President Jeff Spears, and the entire team have created a successful banking organization, with a commitment to quality that permeates all aspects of their business.  This includes the talent of the staff, their approach to serving their clients, and is evident in the quality of their balance sheet.”

FORWARD-LOOKING STATEMENTS

This Form 8-K contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between First Community and Savannah River, which are subject to numerous assumptions, risks, and uncertainties.  Actual results could differ materially from those anticipated by such statements for a variety of factors including, without limitation: the businesses of First Community and Savannah River may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; Savannah River and/or First Community shareholders may not approve the merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in First Community’s Annual Report on Form 10-K and documents subsequently filed by First Community with the Securities and Exchange Commission.  All forward-looking statements included in this Form 8-K are based on information available at the time of the filing.  First Community assumes no obligation to update any forward-looking statement.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT

First Community has filed relevant documents concerning the proposed merger with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that includes a joint proxy statement/prospectus, and may file additional documents with the SEC.   Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings by First Community, at the SEC’s internet site (http://www.sec.gov).  Copies of the joint proxy statement/prospectus and the other relevant First Community filings with the SEC can also be obtained, without charge, by directing a request to First Community Corporation, 5455 Sunset Blvd., Lexington, SC 29072, Attention: Michael C. Crapps.

SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER.

The directors and executive officers of First Community and other persons may be deemed to be participants in the solicitation of proxies from First Community shareholders in connection with the proposed merger.  Information regarding First Community’s directors and executive officers is available in its definitive proxy statement (form type DEF 14A) and additional definitive proxy soliciting materials filed with the SEC for First Community’s 2013 annual shareholder meeting.  Information regarding the participants in the First Community proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus filed with the SEC and may be contained in additional documents that may be filed with the SEC if and when such information becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

Dated: January 2, 2014	By:	/s/ Michael C. Crapps
Michael C. Crapps
President and Chief Executive Officer